OLD REPUBLIC INTERNATIONAL CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
P
R
O
X The undersigned hereby appoints PAUL D. ADAMS, SPENCER LEROY III and A. C. Y ZUCARO or any of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in Room 2300 at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 25, 2001, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

       Election of four Class 2 Directors.  Nominees:

             Jimmy A. Dew, Wilbur S. Legg, John W. Popp and David Sursa


   This proxy is revocable at any time before it is exercised.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposal 1 and in the proxy's discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                        (continued, and to be signed and dated, on reverse side)
 _
|_| Please mark your votes as in this example

    This proxy when  properly  executed  will be  voted  in  the manner directed
    herein by the undersigned shareholder.  If no direction   is made, the proxy
    will be voted FOR proposal 1.

            ========================================================
            The Board of Directors recommends a vote FOR Proposal 1.
            =========================================================





                                    FOR       WITHHELD
                                     _           _
1. Election of Directors            |_|         |_|


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For, except vote withheld from the following nominee(s):


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2. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


Please sign exactly as your name or names appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.


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SIGNATURE(S)                                DATE